SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 13, 2013 (December 11, 2013)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Synovus Financial Corp. (“Synovus”) granted market restricted stock unit awards (“MRSUs”) to Synovus’ executive officers, including its named executive officers, effective December 11, 2013. The MRSUs have a service-based vesting component as well as a Total Shareholder Return Multiplier. Under the service-based vesting component, the MRSUs vest 1/3 each year over a three-year period subject to each executive’s continued employment with Synovus. Under the Total Shareholder Return Multiplier, the “target” amount of MRSUs which vest each year can be adjusted upward or downward 25% based upon Synovus’ total shareholder return during each year. The form of Market Restricted Stock Unit Agreement under the Synovus 2013 Omnibus Plan, which was approved by Synovus shareholders on April 25, 2013, is attached as Exhibit 10.1 on this Current Report on Form 8-K.

The table below sets forth the number of MRSUs awarded to Synovus named executive officers by the Compensation Committee:

Executive/Title	Number of MRSUs Granted (# of shares)

Kessel D. Stelling	104,478
Chairman, President and Chief Executive Officer

Thomas J. Prescott	29,851
Executive Vice President and Chief Financial Officer

Allen J. Gula, Jr.	29,851
Executive Vice President and Chief Operations Officer

Mark G. Holladay	29,851
Executive Vice President and Chief Risk Officer

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit No.	Description

	10.1	Form of Market Restricted Stock Unit Agreement under the Synovus 2013 Omnibus Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated: December 13, 2013	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President,
General Counsel and Secretary